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                                                 FMC Corporation
                                                 Quarterly Report
                                                 on Form 10-Q for
                                                  March 31, 1995

Exhibit 11  Statement re:
            -------------
            Computation of Per Share Earnings Assuming
            ------------------------------------------
            Full Dilution (Unaudited)
            -------------------------
            (In thousands, except per share data)
            -------------------------------------

                                   Three Months
                                  Ended March 31
                                 ----------------
                                  1995     1994
                                 -------  -------
Earnings:
  Net income                     $52,438  $46,087
                                 =======  =======
Shares:
  Average number of shares of
  common stock and common
   stock equivalents
   outstanding                    37,534   37,022
  Additional shares assuming
  conversion of:
  stock options                       61       14
                                 -------  -------
  Pro forma shares                37,595   37,036
                                 =======  =======

  Earnings per common share
  assuming full dilution         $  1.39     1.24
                                 =======  =======